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                                EXHIBIT 23.3


                 CONSENT OF METZGER, HOLLIS, GORDON & MORTIMER

      We consent to the filing of our opinion regarding the legality of the securities offered hereby as an exhibit to the Registration Statement filed by West One Bancorp on Form S-4 with the Securities and Exchange Commission. We further consent to the designation of our firm in the Prospectus/Proxy Statement portion of the Registration Statement under the heading "Legal Opinions."

/s/ Metzger, Hollis, Gordon & Mortimer

Metzger, Hollis, Gordon & Mortimer
Washington, D.C.

July 5, 1994